Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-K/A of Central Virginia Bankshares, Inc. for the fiscal year ended December 31, 2009, we, Ralph Larry Lyons, President and Chief Executive Officer of Central Virginia Bankshares, Inc., and Charles F. Catlett, III, Senior Vice President and Chief Financial Officer of Central Virginia Bankshares, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that, to our knowledge:

(a)           such Form 10-K/A for the year ended December 31, 2009 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)           the information contained in such Form 10-K/A for the year ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of Central Virginia Bankshares, Inc. as of, and for, the periods presented in such Form 10-K/A.

By:	/s/ Ralph Larry Lyons	Date: May 17, 2010
Ralph Larry Lyons
President and Chief Executive Officer

By:	/s/ Charles F. Catlett, III	Date: May 17, 2010
Charles F. Catlett, III
Senior Vice President and Chief
Financial Officer